UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2015 (March 13, 2015)

BOSTON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54586	27-0801073
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1750 Elm Street, Suite 103, Manchester, NH 03104
(Address of principal executive offices)          (Zip Code)

(603) 935-9799
(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement

JDF Note

On March 13, 2015, Boston Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “JDF Agreement”) with JDF Capital, Inc. (“JDF”).  Pursuant to the JDF Agreement, the Company issued to JDF a convertible promissory note in the principal amount of $100,000 with an original issue discount of $10,000 (the “JDF Note”).  Interest accrues at the rate of 10% per annum.  The JDF Note is due in March 2016.

Pursuant to the JDF Agreement, JDF is obligated to purchase an additional note in the principal amount of $100,000 with an original issue discount of $10,000 on the same terms as the JDF Note in May 2015, unless the closing price of the Company’s common stock, par value $0.001 per share (the “Common Stock”) is below 50% of the closing price on the issuance date, in which case JDF may, in its sole and absolute discretion, determine not to fund all or any portion of the second tranche.

At any time on or after June 12, 2015, the JDF Note is convertible into Common Stock, at JDF’s option, at a 40% discount to the lower of (i) the lowest reported sales price of the Common Stock during the 20 trading day period immediately prior to the date of conversion and (ii) the lowest price during the 20 days before issuance.  The JDF Note is subject to adjustment under certain circumstances, including anti-dilution protection upon the issuance of any Common Stock, securities convertible into Common Stock, or certain other issuances at a price below the then-existing exercise price, with certain exceptions.

The Company may prepay the JDF Note by making a payment equal to a percentage of the outstanding balance of the JDF Note (including interest and other fees and amounts due), as follows:

•	130% during the first 60 days following the issuance of the JDF Note;
•	140% from 61 days to 120 days following the issuance of the JDF Note; and
•	150% from 121 days to 180 days following the issuance of the JDF Note.

If the Company fails to repay the JDF Note when due, or if other events of default thereunder apply, a default interest rate of 15% per annum will apply.

The JDF Note contains a limitation that prevents the holder from acquiring shares upon exercise of the JDF Note that would result in the number of shares beneficially owned by such holder and its affiliates exceeding 4.99% of the total number of shares of Common Stock then issued and outstanding (which limit may be waived upon 61-day notice).

In the event that the Company undertakes to raise funds through the issuance of any form or type of convertible promissory note or convertible debenture for a period of 12 months from the issuance of the JDF Note, JDF shall have the right (but not the obligation) to require the Company to issue to JDF one or more additional convertible promissory notes or debentures, the aggregate principal amount of which will not exceed $500,000, on terms and conditions as near as possible to the terms and conditions included in the JDF Note.

The Company granted JDF certain piggyback registration rights with respect to the shares of Common Stock underlying the JDF Note.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02                      Unregistered Sale of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.  The JDF Note was issued by the Company under the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated thereunder, as the securities were issued to accredited investors, without a view to distribution, and were not issued through any general solicitation or advertisement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON THERAPEUTICS, INC.

Date: March 19, 2015	By:	/s/ David Platt, Ph.D.
David Platt
Chief Executive Officer
and Chairman